Exhibit 4.4

GO INNOVATION INC.

THE SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

Dated as of September ____1______, 2013

TABLE OF CONTENTS

1.	Certain Definitions	5

2.	Financial Statements and Reports and Information and Inspection Rights	12

3.	Election of Directors; Management	13

4.	Right of Participation	15

5.	Right of First Refusal; Co-Sale Right	17

6.	Representations and Warranties; Covenants and Undertakings	25

7.	Demand Registration	28

8.	Piggyback Registration	32

9.	Expenses of Registration	34

10.	Termination of Registration Rights	34

11.	Registration Procedures and Obligations	34

12.	Information Furnished by Holder	36

13.	Indemnification	36

14.	Lock-Up or Market Standoff	39

15.	No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares	40

16.	Reports Under the Exchange Act	41

17.	Legend; Stop Transfer Instructions	42

18.	Meetings of Shareholders	42

19.	Covenants	43

20.	Establishment of Compensation Committee	50

21.	Purchase of Equity of Operating Companies	50

22.	Waiver of any Prior Pre-Emptive Right	51

23.	Miscellaneous	51

24.	Confidentiality and Announcements	55

GO INNOVATION INC.

THE SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of September     1        , 2013, by and among:

1.	GO Innovation Inc. (formerly known as Sungy Data Ltd., organized under the laws of the British Virgin Islands), an international business company incorporated under the laws of the Cayman Islands (the “Company”);

2.	Jiubang Computer Technology (Guangzhou) Co., Ltd. (久邦计算机技术（广州）有限公司), a wholly foreign-owned enterprise registered as a limited liability company in Guangzhou, Guangdong Province, PRC (“Jiubang Computer”);

3.	Guangzhou Jiubang Digital Technology Co., Ltd. (广州市久邦数码科技有限公司), a limited liability company registered in Guangzhou, Guangdong Province, PRC (“Jiubang Digital”);

4.	Guangzhou Sanju Advertising and Medial Co., Ltd. (广州市三聚广告传媒有限公司), a limited liability company registered in Guangzhou, Guangdong Province, PRC (“Sanju Advertising”);

5.	XMedia Technologies Ltd, an exempted limited liability company organized under the laws of the Cayman Islands (“XMedia Cayman”);

6.	XMedia Technologies Limited (織炫媒體科技有限公司), a limited liability company organized under the laws of Hong Kong (“XMedia HK”);

7.	Beijing XMedia Technology Co., Ltd. (北京纤炫媒体科技有限公司), a limited liability company registered in Beijing, PRC (“XMedia Beijing”);

8.	Deng Yuqiang (邓裕强) (“Deng Yuqiang”);

9.	Zhang Xiangdong (张向东) (“Zhang Xiangdong,” together with Deng Yuqiang, the “Founders,” and each a “Founder”);

10.	Chang Yingming （常映明）(“Chang Yingming”, together with the Founders, the “Core Management”)

11.	JAFCO Asia Technology Fund III, an exempted company incorporated under the laws of the Cayman Islands (“JAFCO”);

12.	IDG-Accel China Growth Fund L.P., a Cayman limited partnership (“IDG1”);

13.	IDG-Accel China Growth Fund-A L.P., a Cayman limited partnership (“IDG2”);

14.	IDG-Accel China Investors L.P., a Cayman limited partnership (“IDG3”, and together with IDG1 and IDG2, collectively “IDG”);

15.	WI Harper INC Fund VI Ltd, an exempted company incorporated under the laws of the Cayman Islands (“WI Harper”);

16.	IDG Technology Venture Investment III, L.P., a Delaware limited partnership (the “Series A Investor”);

17.	CBC Mobile Venture Limited, a company incorporated under the laws of the British Virgin Islands (“CBC”);

18.	Hamamelis Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Hamamelis”);

19.	Freedom First Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Freedom”); and

20.	C-Cycle Limited, a company incorporated under the laws of the British Virgin Islands (“C-Cycle” and, together with Hamamelis and Freedom, collectively “Management Holdcos” and each a “Management Holdco”)

(the foregoing parties collectively, the “Parties”, and each a “Party”).

RECITALS

A.	The Company, the Founders, Jiubang Computer, Jiubang Digital and the Series A Investor entered into an Investors’ Right Agreement dated as of May 5, 2005 in connection with the subscription by the Series A Investor of certain Series A Preferred Shares.

B.	The Company, the Founders, Jiubang Computer, Jiubang Digital, the Series B Investors and the Series A Investor entered into a Shareholders’ Agreement dated as of June 9, 2006 in connection with the subscription by the Series B Investors of certain Series B Preferred Shares.

C.	The Company, the Founders, the Series C Investors and certain other parties thereto entered into certain amended and restated shareholders’ agreement dated as of June 8, 2010 in connection with the subscription by the Series C Investor of certain Series C Preferred Shares (the “Amended SHA”).

D.	On September 2, 2013, Deng Yuqiang transferred all of the ordinary shares he held in the Company to Freedom, a company wholly owned by Deng Yuqiang and Zhang Xiangdong transferred all of the ordinary shares he held in the Company to Hamamelis, a company wholly owned by Zhang Xiangdong.

E.	Concurrently with execution of this Agreement, the Company issued 3,452,400 ordinary shares to C-Cycle, a personal holding company wholly owned by Mr. Yingming Chang and Freedom transferred 595,200 shares to C-Cycle.

F.	In connection with the Founders’ transfer of their shares in the Company to their wholly owned companies, Company’s issue of shares to C-Cycle, Freedom’s transfer of shares to C-Cycle and recent changes in the share capital of the Company, the Parties desire to enter into this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Adherence Deed” means an adherence deed in the form attached hereto as Exhibit B.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds Shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Approved Sale” has the meaning set forth in Section 5.9(a) of this Agreement.

“Auditors” means the auditors to the Group, as appointed by the Board from time to time.

“Blue Sky” means the laws or statutes of any state of the United States of America or any other jurisdiction regulating the sale of corporate securities within that state or jurisdiction.

“Board” means the Company’s board of Directors as constituted from time to time.

“Business Day” means any day, excluding Saturdays and Sundays, on which banks in the British Virgin Islands, Hong Kong, Singapore, and the State of New York, U.S.A. and the PRC are generally open for business.

“CBC Representative” has the meaning set forth in Section 3.1(d) of this Agreement

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

“Control” with respect to any third Person shall be deemed to exist in favor of any Person (a) when such Person holds at least 20 percent of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or, (b) when such Person has the right, power or ability to direct the management and policies of such third Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (c) over other members of such Person’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Co-Sale Investors” means Investors exercising the Co-Sale Right, and Co-Sale Investor means any one of them.

“Co-Sale Right” has the meaning set forth in Section 5.2 of this Agreement.

“Co-Sale Ratio” with respect to a Co-Sale Investor, means the ratio of (a) the number of Ordinary Share Equivalents owned by such Co-Sale Investor on the date of the Transfer Notice to (b) the total number of Ordinary Share Equivalents owned by the Transferring Shareholder and all the Co-Sale Investors on the date of the Transfer Notice.

“Damages” has the meaning set forth in Section 13.1 of this Agreement.

“Directors” means the directors of the Company, and “Director” means any one of them.

“Domestic Shareholder” has the meaning set forth in Section 21(a) of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Existing ESOP” means the Company’s 2006 Global Share Plan, under which an aggregate of 5,224,126 Ordinary Shares have been reserved to be issued to officers, directors, employees and consultants of the Company and the Company’s 2010 Global Share Plan, under which an aggregate of 5,373,659 Ordinary Shares have been reserved to be issued to officers, directors, employees and consultants of the Company.

“Fair Market Value” has the meaning set forth in Section 5.7(b) of this Agreement.

“Form F-3” means Form F-3 issued by the Commission or any substantially similar form then in effect.

“Group” or “Group Companies” means the Company, the WFOEs, the Operating Companies, and their respective Subsidiaries from time to time, and “Group Company” means any one of them.

“Hengye Software” means Guangzhou Hengye Software Technology Co., Ltd. (广州恒业软件科技有限公司), a limited liability company registered in Guangzhou, Guangdong Province, PRC.

“Holder” means any holder of outstanding Registrable Securities.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Initiating Holders” means Holders who in the aggregate hold at least 25 percent of the Registrable Securities.

“Investors” means the Series A Investor, the Series B Investors and the Series C Investors, and “Investor” means any one of them.

“Investor Consent” means, at the time of its determination, the prior written consent of an Investor Supermajority.

“Investor Representatives” means the Series A Representative, the JAFCO Representative, the WI Harper Representative and the CBC Representative, and “Investor Representative” means any one of them.

“Investor Supermajority” means Investors representing a two-thirds (2/3) majority of the Preferred Shares in aggregate (on an as-if-converted basis), as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Preferred Shares.’

“Issuance Notice” has the meaning set forth in Section 4.2 of this Agreement.

“JAFCO Representative” has the meaning set forth in Section 3.1(b) of this Agreement.

“Key Holders” means the Core Management and the Management Holdcos and a “Key Holder” means any of them.

“Memorandum and Articles” means the Fifth Amended and Restated Memorandum and Articles of Association of the Company adopted on September ___1___, 2013.

“New Securities” means any share capital of the Company (including reissued shares), whether authorized or not, and any rights, options, or warrants to purchase share capital of the Company, any notes, debentures, preferred stock or shares and securities of any type whatsoever that are ultimately, or may become, convertible into share capital of the Company issued by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of Preferred Shares; (b) securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Clause 2(f) or Clause 2(g) of Schedule A to the Memorandum and Articles, (c) securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) up to 10,597,785 Ordinary Shares (or such lesser number available under the Existing ESOP ) issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the Existing ESOP, or (e) securities or share capital issued to all Shareholders pro rata without consideration pursuant to a share dividend, share subdivision, or similar transaction.

“Operating Companies” means Jiubang Digital, Sanju Advertising, Hengye Software, Zhiteng Computer, and “Operating Company” means any one of them.

“Ordinary Shareholders” means Freedom, Hamamelis, C-Cycle, and their respective Permitted Transferees, and any other holders of Ordinary Shares from time to time, and “Ordinary Shareholder” means any one of them.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company.

“Ordinary Share Equivalents” means the number of issued and outstanding Ordinary Shares, and Ordinary Shares which issued and outstanding Preferred Shares and other voting equity securities are convertible into or exchangeable for.

“Permitted Transferee” has the meaning set forth in Section 5.8 of this Agreement.

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC GAAP” means generally accepted accounting principles in the PRC.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

“Prohibited Transfer” has the meaning set forth in Section 5.6 of this Agreement.

“Pro Rata Ratio” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor to (b) the total number of Ordinary Share Equivalents held by all Investors.

“Pro Rata Share” with respect to any Investor, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor immediately before the proposed allotment and issue of New Securities to (b) the total number of Ordinary Share Equivalents held by all Shareholders of the Company immediately before the proposed allotment and issue of New Securities.

“Purchase Notice” has the meaning set forth in Section 21(b) of this Agreement.

“Qualified IPO” means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities (or the shares of a company of which the Company is a wholly-owned subsidiary established for the purpose of listing (the “Listco”)) is listed and becomes publicly traded on an internationally recognized securities exchange (including the Stock Exchange of Hong Kong) or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including the Stock Exchange of Hong Kong) for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of the Listco, provided, however, that such transaction or listing shall result in aggregate proceeds to the Company of at least US$80,000,000 (before deduction for underwriters’ commissions and expenses), and that the market capitalization of the Company or the Listco immediately before such transaction or listing shall be at least US$300,000,000.

“RMB” means Renminbi Yuan, the lawful currency of the PRC.

“Register”, “Registered”, and “Registration” means a registration of securities effected by preparing and filing a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission.

“Registrable Securities” means: (1) any Ordinary Share of the Company issued or to be issued upon conversion of Preference Shares; (2) any Ordinary Share of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (3) any other Ordinary Share owned or hereafter acquired by any Investor, including, without limitation, any Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(3) above upon any share split, share dividend, recapitalization or a similar event; and (4) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include Shares held by the Ordinary Shareholders, and shall not include any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration, but excluding Selling Expenses.

“Registration Statement” has the meaning set forth in the definition of “Registration” above.

“Related Party” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10 percent of the outstanding voting power or equity securities or other equity interests representing at least 10 percent of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Reserved Matters” has the meaning set forth in Section 19.2 of this Agreement.

“Right of First Refusal” has the meaning set forth in Section 5.1 of this Agreement.

“Right of Participation” has the meaning set forth in Section 4.1 of this Agreement.

“Rule [followed by a number]” means the Rule of the same number promulgated by the Commission under the Securities Act.

“Sale of the Company” means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding share capital of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“Senior Manager” means, with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer, managing director, chairman or legal representative of such company.

“Series A Investor” has the meaning set forth in the recitals of this Agreement.

“Series A Preferred Shares” means Series A redeemable convertible preferred shares of the Company, par value US$0.0001 per share.

“Series A Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“Series B Investors” means JAFCO, IDG1, IDG2, IDG3, and WI Harper, and “Series B Investor” means any one of them.

“Series B Preferred Shares” means series B redeemable convertible preferred shares of the Company, par value US$0.0001 per share, having the rights and privileges set forth in the Memorandum and Articles.

“Series C Investors” means CBC, IDG1, IDG2, IDG3, WI Harper and JAFCO, and “Series C Investor” means any one of them.

“Series C Preferred Shares” means Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares.

“Series C-1 Preferred Shares” means series C-1 redeemable convertible preferred shares of the Company, par value US$0.0001 per share, having the rights and privileges set forth in the Memorandum and Articles.

“Series C-2 Preferred Shares” means series C-2 redeemable convertible preferred shares of the Company, par value US$0.0001 per share, having the rights and privileges set forth in the Memorandum and Articles.

“Series C-3 Preferred Shares” means series C-3 redeemable convertible preferred shares of the Company, par value US$0.0001 per share, having the rights and privileges set forth in the Memorandum and Articles

“Shares” means any Ordinary Shares or Preferred Shares.

“Shareholders” means the holders of Shares, and includes for purposes of Section 2 the holders of any securities representing Shares, or the holders of any shares or securities representing shares of the Listco, and “Shareholder” means any one of them.

“Stock” has the meaning set forth in Section 5.1 of this Agreement.

“Subsidiary” means, with respect to any Person that is not an individual, any corporation, partnership, or other entity, Controlled by such Person.

“Transfer Option” has the meaning set forth in Section 21(a) of this Agreement.

“Transfer Notice” has the meaning set forth in Section 5.1 of this Agreement.

“Transferring Shareholder” has the meaning set forth in Section 5.1 of this Agreement.

“Underwriter’s Representative” has the meaning set forth in Section 7.5(a) of this Agreement.

“WI Harper Representative” has the meaning set forth in Section 3.1(c) of this Agreement.

“Warrantors” means the Company, the WFOEs, the Operating Companies, the Core Management and the Management Holdcos.

“Zhiteng Computer” means Guangzhou Zhiteng Computer Technology Co., Ltd. (广州市智腾计算机技术有限公司), a limited liability company registered in Guangzhou, Guangdong Province, PRC.

2.	Financial Statements and Reports and Information and Inspection Rights.

2.1	Financial Statements and Reports to Shareholders. The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, the Company shall deliver to each Investor in a form acceptable to an Investor Supermajority:

(a)	within 90 days after the end of each fiscal year of the Group, an audited consolidated and unconsolidated balance sheet of the Group as of the end of that year and audited consolidated and unconsolidated statements of income, shareholders’ equity, and cash flow for that year, which year-end financial statements shall be detailed and shall be prepared in accordance with IFRS or other accounting principles acceptable to an Investor Supermajority, consistently applied and accompanied by the auditing opinion of an auditor approved by the Company and the Investors;

(b)	within 45 days after the end of the first, second and third fiscal quarters in each fiscal year of the Group, an unaudited consolidated and unconsolidated quarterly income statement, balance sheet and cash flow statement of the Group and quarterly management review reports detailing certain operational performance indicators of the Group;

(c)	within 30 days after the end of each calendar month:

(i)	an unaudited consolidated and unconsolidated monthly income statement, balance sheet, and cash flow statement of the Group prepared in accordance with IFRS; and

(ii)	an updated sales forecast and management review report detailing changes in employee headcounts, Shareholders, management, and other key indicators;

(d)	at least 30 days prior to the end of each fiscal year of the Group, the annual consolidated and unconsolidated budget of the Group for the next fiscal year;

(e)	no later than 30 days prior to the beginning of each fiscal year, an annual operating plan approved by the Board; and

(f)	upon the written request of an Investor Representative, any other information as such Investor Representative may reasonably request.

2.2	Information and Inspection Rights.

(a)	The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, each Investor shall have the right to inspect the facilities, records and books of the Group Companies during normal business hours, which shall include the right, without limitation, to discuss the business, operations and financial condition of the Group Companies with their respective directors, officers, employees, accountants, legal counsel or investment bankers.

(b)	Following a Qualified IPO, the Company shall deliver to each Investor copies, where applicable, of the Group’s annual reports to Shareholders and quarterly and interim reports to Shareholders and all other filings with any regulatory agency or any securities exchange promptly after such documents are filed.

3.	Election of Directors; Management.

3.1	Board Composition. The number of persons comprising the Board shall be eight (8). At each meeting of the Board or of the Shareholders called for the purpose of electing members of the Board, each Ordinary Shareholder and Investor shall cause all of the shares of the Company that such Ordinary Shareholder or Investor controls, either legally or beneficially, to be voted as follows:

(a)	Series A Representative. The Series A Investor shall be entitled to nominate, and to remove from office and replace one (1) Director. Such Director nominated by the Series A Investor is herein referred to as the “Series A Representative”. The Series A Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(b)	JAFCO Representative. JAFCO shall be entitled to nominate, and to remove from office and replace one (1) Director. Such Director nominated by JAFCO is herein referred to as the “JAFCO Representative”. The JAFCO Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(c)	WI Harper Representative. WI Harper shall be entitled to nominate, and to remove from office and replace one (1) Director. Such Director nominated by WI Harper is herein referred to as the “WI Harper Representative”. The WI Harper Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(d)	CBC Representative. CBC shall be entitled to nominate, and to remove from office and replace one (1) Director. Such Director nominated by CBC is herein referred to as the “CBC Representative”. The CBC Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(e)	Ordinary Shareholders’ Representative. The Ordinary Shareholders shall collectively be entitled to nominate, and to remove from office and replace four (4) Directors.

3.2	Control of the Operating Companies, the WFOEs, and Other Subsidiaries.

(a)	The Operating Companies and the legal representatives of the Operating Companies shall act, and the Warrantors, jointly and severally, shall cause the Operating Companies and the legal representative of the Operating Companies to act, solely in accordance with the directions of the Board.

(b)	The board of directors of the WFOEs and, to the extent legally and commercially feasible, other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have similar board composition to the Company and each of JAFCO, the Series A Investor, WI Harper and CBC shall be entitled to (but not obliged to) nominate one (1) director to the board of directors of each such Subsidiary, and the Company, the Warrantors and the Key Holders shall procure that such nominee(s) is appointed to the relevant board of directors. The provisions of this Section 3 shall apply mutatis mutandis to such Subsidiary.

3.3	Meetings of the Board; Quorum. The Board shall meet at least once every quarter to review the Company’s progress and attend to other business of the Company; provided, however, that the Investors may require the Board to meet more frequently. A quorum for any meeting of the Board shall consist of four (4) Directors, including the Series A Representative, the WI Harper Representative, the JAFCO Representative and the CBC Representative present in person or by telephone or video conference. If, within one hour from the time of the meeting specified in the notice given pursuant to Section 3.6, such a quorum is not present, the meeting shall be adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, those Directors present shall be deemed a quorum and may, subject to Sections 19.1 and 19.2, transact the business for which the adjourned meeting was originally convened.

3.4	Expenses. The Company shall reimburse each Investor Representative for all reasonable expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to all Directors appointed by each Investor.

3.5	Insurance; Indemnification.

(a)	At the request of the Investors, the Company shall:

(i)	purchase and, at all times, maintain for the benefit of each Investor Representative and his alternate, insurance against liability for negligence (including gross negligence), default (including willful default), breach of duty and breach of trust for an aggregate insured amount to be determined by the Board; and

(ii)	deliver to each Investor Representative a copy of the policy documents in relation to such insurance.

(b)	The Company shall indemnify and hold harmless each Investor Representative and his alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Representative or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company, by delivering to such Investor Representative or his alternate, at the time of appointment as a Director or an alternate Director, a deed of indemnity duly executed by the Company substantially in the form attached hereto as Exhibit A.

3.6	At least 14 Business Days’ written notice shall be given to each Director, Investor, and board observer appointed by an Investor of any meeting of the Board unless all the Directors approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail in the agenda, the Board shall not decide upon it, unless all Directors agree in writing. No amendments or additions shall be made to such agenda following such delivery without the unanimous consent of all the Directors. Minutes of each meeting of the Board shall be sent to each Director, Investor, and board observer within 30 days of the conclusion of such meeting.

3.7	Any Director may participate in any meeting of the Board by telephone, video conference or other means by which all participants may speak to and hear each other, and any Director so participating shall be deemed to be present in person at such meeting.

3.8	Matters arising at any meeting of the Board shall be decided by voting, with each Director having one vote. Subject to Sections 19.1 and 19.2, any decision, action or resolution of the Board shall require the affirmative votes of at least two-thirds (2/3) the Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, and including the affirmative vote of at least one Investor Representative.

3.9	A resolution signed in writing by all the Directors (which resolution may consist of several counterparts) shall be as valid and effective as if passed at a duly convened meeting of the Board.

3.10	Board Observers. Each Investor shall have the right to designate one non-voting observer who shall have the right to attend and observe (but not vote) at meetings of the Board, and to receive notices of all meetings of the Board and copies of all documents provided to any member of the Board

4.	Right of Participation.

4.1	Right of Participation and Right of Oversubscription With Respect to New Securities. Subject to the provisions of Sections 4.2 and 4.3, the Company grants to each Investor the right of participation (the “Right of Participation”) to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to allot and issue and the right of oversubscription if any other Investor elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”). The Company shall offer to the Investors for subscription their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities. The New Securities which have not been accepted for subscription by the Investors who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors have agreed to take up above their Pro Rata Shares provided that no Investor shall be obliged to purchase more New Securities above its Pro Rata Share than such additional New Securities it indicates its agreement to take up under this Section 4.1. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 4.3 of this Agreement.

4.2	Issuance Notice. In the event the Company proposes to issue New Securities, it shall give each Investor a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription the number of shares which that Investor is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Investor shall have 20 days from the date of receipt of the Issuance Notice to accept the offer for subscription under Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (a) giving written notice to the Company within the Issuance Notice Period, (b) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (c) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

4.3	Sale of New Securities. In the event an Investor fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’ Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to allot and issue the New Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or allotted and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to each Investor in the manner provided above.

5.	Right of First Refusal; Co-Sale Right.

5.1	Right of First Refusal.

(a)	Subject to the provisions of this Section 5.1 and Sections 5.6 and 5.8 of this Agreement, if any Shareholder other than an Investor (the “Transferring Shareholder”) proposes to sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person or entity then the Investors shall have a right of first refusal (the “Right of First Refusal”) to purchase the Stock proposed to be sold or otherwise transferred.

(b)	The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to the Investors describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the transfer of that Stock subject to the Right of First Refusal of the Investors.

(c)	Each Investor shall then have the right to purchase its Pro Rata Ratio of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Investors.

(d)	To the extent any Investor elects not to exercise its Right of First Refusal with respect to its Pro Rata Ratio of the Stock subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Investors”) shall have the additional right within 10 days after the expiration of the 20-day period specified above to buy its pro rata share of the Stock subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”). For purposes of the preceding sentence, each Electing Investor’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Stock purchased by such Electing Investor pursuant to clause (c) of this Section 5.1 and the denominator of which shall be the total number of Stock purchased by all the Electing Investors pursuant to clause (c) of this Section 5.1; provided that no Electing Investor shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)	If the purchase price for the Stock specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Investors shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Investors to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Investors on the other hand. The Valuer shall act as an expert and not as an arbitrator.

5.2	Right of First Refusal With Respect to Preferred Shares.

(a)	Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares held by it (the “Investor Transfer Shares”) unless it first complies with this Section 5.2. The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors, describing in reasonable detail the proposed sale or transfer including, without limitation, the number of Investor Transfer Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee.

(b)	Reply Notice. Each Investor who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”). A failure by an Investor to respond within such 20-day period shall be deemed to constitute a decision by such Investor not to purchase any Investor Transfer Shares. For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 5.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice, provided that in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)	Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 5.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)	Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)	Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)	In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such shares to the other Investors in the manner provided in this Section 5.2.

5.3	Co-Sale Right. If the Transferring Shareholder is a holder of Ordinary Shares, then each Investor who does not exercise its Right of First Refusal pursuant to Section 5.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Stock on substantially the same terms and conditions as the Transferring Shareholder to the extent of that Investor’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right shall not apply to any sale of Stock to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 5.1, or the Right of First Refusal With Respect to Preferred Shares of such Investor under Section 5.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of Stock such Investor wishes to sell under its Co-Sale Right. Any Investor may elect to sell all or some of the shares of Stock then held by such Investor up to that Investor’s Co-Sale Ratio with respect to its Stock. To the extent the Investors exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 5.3, the Transferring Shareholder (i) may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Investors seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Investor, reduce the number of shares of its Stock to be sold by the number of shares of Stock that such Investor wishes to sell under its Co-Sale Right.

(a)	Delivery of Certificates. The Investors shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Investors elect to sell; provided that if an Investor elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that such Stock is sold by such Co-Sale Investor as beneficial owner free from encumbrances and liens other than those under this Agreement and the Memorandum and Articles.

(b)	Sales Proceeds. The stock certificate or certificates that the Investors deliver to the Transferring Shareholder pursuant to Section 5.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Investor that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Investors, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Investors.

5.4	Sale by Transferring Shareholder. Subject to Section 5.7, if and to the extent that the Investors do not exercise their Right of First Refusal or their Co-Sale Right in aggregate with respect to the sale of all the Stock subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery to the Company and the Investors of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.

5.5	No Adverse Effect. The Investors’ exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 5.

5.6	Prohibited Transfer. Subject to the terms of this Section 5.6 and Section 5.8, for so long as the Investors collectively hold at least 25 percent of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, no holder of Ordinary Shares (other than an Investor) shall transfer any of the Stock it holds as at the date hereof, nor transfer or dispose of or create any Encumbrance over any such Stock, without Investor Consent. Without consent of Ordinary Shareholders holding a majority of the Ordinary Shares, no Investor shall sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired to any Competitor of the Company. For the purposes of this Section 5.6, “Competitors of the Company” means any of 北京空中信使信息技术有限公司 and its Affiliates (空中网)，深圳市腾讯计算机系统有限公司 and its Affiliates (腾讯)，广州市动景计算机科技有限公司 and its Affiliates (UC)，北京新浪互联信息服务有限公司 and its Affiliates (新浪)，广州网易计算机系统有限公司 and its Affiliates (网易)， and 北京搜狐互联网信息服务有限公司 and its Affiliates (搜狐).In the event a Transferring Shareholder sells any Stock in contravention of the Right of First Refusal or the Co-Sale Right of the Investors (a “Prohibited Transfer”), each Investor, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 5.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

5.7	Remedies.

(a)	In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of stock the Investors would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”). This sale shall be made on the following terms and conditions:

(i)	the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the greater of: (1) the price per share paid in the Prohibited Transfer, or (2) the Fair Market Value of each share plus an additional premium equivalent to 40 percent of such Fair Market Value (provided, however, that if this additional premium is found by a court of law or arbitral tribunal to be unenforceable, then only the Fair Market Value of each share will be considered, and the additional premium shall be read out of this subsection (a));

(ii)	the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 5;

(iii)	within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 5.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(iv)	the Transferring Shareholder shall, prior to or simultaneously with the receipt of the certificate or certificates for the Stock to be sold by the Investors pursuant to this Section 5.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.7(a)(ii), in cash or by other means acceptable to the Investors; and

(v)	notwithstanding the foregoing, the Company agrees it will not effect any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 5 nor will it treat any alleged transferee as the holder of the Stock purported to be transferred in violation of this Section 5, unless the Put Option is completed pursuant to this Section 5.7.

(b)	For the purposes of this Section 5.7, “Fair Market Value” of a Share as of a particular date shall mean:

(i)	If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Ordinary Shares of the Company (or the average of the closing prices of securities representing such Ordinary Shares divided by the number of Ordinary Shares represented) on such exchange or market over the five Business Days ending immediately prior to the applicable date of valuation;

(ii)	If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(iii)	If there is no active public market, the Fair Market Value shall be the value determined in good faith by the Board in consultation with the Auditors.

5.8	Certain Permitted Transfers. The restrictions or requirements set forth in Sections 5.1 through 5.7 with respect to transfers of Shares shall not, subject to any applicable law, apply to:

(a)	any transfer by any Shareholder who is a natural person:

(i)	to a legal representative of such Shareholder, if such Shareholder becomes incapacitated, or upon the death of such Shareholder;

(ii)	to an entity wholly owned by such Shareholder;

(iii)	by will, the laws of intestacy or the laws of descent or survivorship; or

(iv)	any sale or transfer of Shares to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company; or

(v)	pursuant to a court order upon the termination of a marital relationship of such Shareholder;

(b)	any transfer by an Investor to its Affiliates.

(any permitted transferee thereunder, a “Permitted Transferee”)

provided, however, that in the case of any transfer described in any of sub-paragraphs (a) and (b) above:

(A)	each Permitted Transferee shall have executed and delivered to the Company and the other Shareholders, as a condition precedent to any such transfer or acquisition of Shares, an Adherence Deed in the form of Exhibit B, and shall have submitted to the Company and the Investors such evidence as the Company and the Investors may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)	each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Shareholder at all times following such transfer for as long as it continues to hold any Shares, failing which it shall transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.

5.9	Drag-Along.

(a)	At any time prior to the completion of a Qualified IPO, if Investors holding eighty percent or more of the Preferred Shares (on an as-if-converted basis) (the “Initiating Sellers”) approve a Sale of the Company in which the Company’s valuation is US$500 million or more (an “Approved Sale”), then at the request of the Initiating Sellers, each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of shares or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Shareholder shall agree to sell the same percentage of its Shares on a pro rata basis in such Approved Sale on the terms and conditions approved by the Initiating Sellers. Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 5.9. Subject to clause (b) of this Section 5.9, the restrictions on Transfers of Shares set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6 and 5.8 shall not apply in connection with an Approved Sale, anything in this Agreement to the contrary notwithstanding.

(b)	The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag-Along Notice”). Within 15 days following receipt of the Drag-Along Notice, each of such other Shareholders shall deliver to the Company written notice setting forth such Shareholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag-Along Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

5.10	Each of the members of the Core Management acknowledges that any change in the equity interest of the Management Holdco held by such member shall be deemed to be a change of beneficial interest in relevant Shares held by such Management Holdco and each of members of the Core Management undertakes that his transfer of equity interest in the Management Holdco held by such member shall be subject to the provisions of Section 5 hereof (as if it were a transfer of Shares under Section 5).

6.	Representations and Warranties; Covenants and Undertakings.

6.1	Restrictions on Transfer. As of the date of this Agreement, each of the members of the Core Management is the sole shareholder of the respective Management Holdco and owns all equity interest in the respective Management Holdco free and clear of any encumbrances. Each member of the Core Management severally but not jointly represents, warrants and undertakes to each Investor that, other than as provided herein, he will not transfer, alienate or dispose of, either legally or beneficially, any equity interest in any Management Holdco owned by such member or any share capital in any Group Company or otherwise create any Encumbrance on any equity interest in any Management Holdco or any share capital of any Group Company without Investor Consent. Each Management Holdco shall not, and each member of the Core Management shall procure that such Management Holdco owned by such member shall not, other than as provided herein, transfer, alienate or dispose of, either legally or beneficially, any share capital in any Group Company or otherwise create any Encumbrance on any share capital of any Group Company without Investor Consent.

6.2	Key Person Insurance. At the request of the Investors, the Company shall purchase and maintain key person insurance policies for the benefit of the Company upon the life and against the disability of such of its Senior Managers, and for such insured amounts, as the Board may decide.

6.3	Tax Covenants.

(a)	For purposes of paragraphs (a) through (d) of this Section 6.3:

(i)	“U.S. Investor” means (A) any Investor that is a United States person and (B) any Investor that is an entity treated as a foreign partnership for U.S. federal income tax purposes, one or more of the owners of which are United States persons; and

(ii)	“United States person” means any person described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)	Classification for U.S. Tax Purposes. The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than corporation for U.S. federal income tax purposes.

(c)	Passive Foreign Investment Company.

(i)	The Company will use, and will cause each direct and indirect subsidiary to use, commercially reasonable efforts to avoid classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current year or any subsequent year.

(ii)	The Company agrees to make available to any U.S. Investor upon request, the books and records of the Company and its direct and indirect subsidiaries, and to provide information to such U.S. Investor pertinent to the Company’s or any subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any direct or indirect subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its subsidiaries to permit such U.S. Investor to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements. The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its subsidiaries is or is likely to become a passive foreign investment company.

(d)	Controlled Foreign Corporation. The Company shall: (A) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”)) arising from its investment in the Company and relating to the Company’s classification as a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Code; (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code (a “Section 951 Inclusion”); and (C) if any U.S. Investor or U.S. Shareholder has a Section 951 Inclusion (determined solely by reference to outstanding Preference Shares) for any taxable year (such U.S. Investor or U.S. Shareholder, a “Taxable CFC Shareholder”), distribute cash pro rata with respect to each outstanding Preference Share so that the aggregate amount distributed to each Taxable CFC Shareholder equals 50 percent of the Section 951 Inclusion of such Taxable CFC Shareholder for such taxable year; and (ii) If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any subsidiary has become a CFC. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a CFC.

6.4	Foreign Corrupt Practices Act. No Group Company, nor any of the officers, employees, directors, representatives or agents thereof, is currently offering, promising, authorizing or making, directly or indirectly, or will in the future knowingly offer, promise, authorize or make, directly or indirectly, payments or other inducements to any Foreign Official (as defined herein) in order to assist any Group Company to obtain or retain business for or with, or directing business to, any Person, in any case in violation of the United States Foreign Corrupt Practices Act or other applicable laws. For the purposes of this Section 6.4, “Foreign Official” means an employee of a governmental or regulatory authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise, where the term “foreign” has the meaning ascribed to it under the United States Foreign Corrupt Practices Act.

6.5	Waiver of Business Opportunities.

(a)	Each Group Company acknowledges that the Investors are professional investment funds. The Investors and their respective Affiliates may from time to time have information on or knowledge of a business opportunity that a Group Company is financially able to undertake, is from its nature in the line or lines of one or more Group Company’s existing or prospective business and is a practical advantage to it, and is one in which a Group Company has an interest or reasonable expectancy (“Business Opportunity”). Such Business Opportunity may or may not be within the knowledge of an Investor Representative. Each Group Company irrevocably agrees that no Investor Representative shall be under any duty to disclose any Business Information to the Company or any other Group Company, or permit any Group Company to participate in any Business Opportunity, or to otherwise take advantage of any Business Opportunity, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Investors’ ability to benefit from information related to an actual or potential Business Opportunity or that would require the Investors or any Investor Representative to disclose any such information to any Group Company or offer any Business Opportunity to any Group Company. Each Warrantor hereby irrevocably agrees that each Investor Representative and each board observer shall be entitled to report all matters concerning the Group and its business (including but not limited to matters discussed at meetings of the Board or information provided to an Investor Representative in its capacity as such) to the Investor that appointed him or her.

(b)	The Investors and their respective Affiliates shall have the right to, and shall have no duty hereunder to refrain from, investing in or financing or becoming a stockholder or shareholder of other companies, corporations, business or enterprises that engage in the same or similar activities or lines of business as any Group Company or that does business with any potential or actual customer or supplier of any Group Company, or that employs or otherwise engages any officer or employee of any Group Company. To the fullest extent permitted by law, neither any Affiliate of the Investors nor any officer or director thereof shall be liable to any Group Company or its other stockholders or shareholders for breach of any fiduciary duty by reason of any such activities of the Investors or their respective Affiliates, or the participation therein by the Investors or any of their Affiliates. In the event that the Investors or any of their Affiliates acquires knowledge of a potential transaction or matter which may be a Business Opportunity for any Group Company, neither the Investors nor their respective Affiliates shall have any duty to communicate or present such Business Opportunity to the Group Company and shall not be liable to the Group Company or its other stockholders or shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the Investors or any of their Affiliates pursues or acquires such Business Opportunity for itself, directs such Business Opportunity to another Person, or does not communicate information regarding such Business Opportunity to any Group Company.

6.6	Management Holdco’s Performance

Each of the members of the Core Management shall procure that the Management Holdco that such member holds the equity interest in will duly and fully perform all of the relevant duties and obligations under the terms and conditions of this Agreement.

7.	Demand Registration.

7.1	Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, in the event that the Company receives from (i) Holders who in the aggregate hold at least 80% of the Registrable Securities, or (ii) the Initiating Holders at any time following six months after the closing of the Company’s initial public offering of Ordinary Shares under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, effect the Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1 after the Company has effected three Registrations pursuant to this Section 7.1 and each Registration has been declared effective. The substantive provisions of Section 7.5 shall be applicable to the Registration initiated under this Section 7.1.

7.2	Request for Registration on Form F-3. If any Holder requests that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$500,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may request, provided that the Company shall not be required to effect more than one registration pursuant to this Section 7.2 in any six-month period. The substantive provisions of Section 7.5 shall be applicable to each Registration initiated under this Section 7.2. Registrations on Form F-3 shall not be deemed to be demand Registrations as described in Section 7.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 7.2.

7.3	Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:

(a)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

(b)	within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a Registration from which the Registrable Securities of Holders have been excluded, with respect to all or any portion of the Registrable Securities the Holders requested be included in such Registration); or

(c)	if the Company furnishes to those Holders requesting Registration a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its Shareholders for a Registration Statement to be filed at such time, then the Company’s obligation to file a Registration Statement shall be deferred for a period not to exceed 60 days from the receipt of the request to file the Registration by that Holder provided that the Company shall not exercise the right contained in this Section 7.3(c) more than once in any 12-month period and provided further, that during such 60-day period the Company shall not file a Registration Statement with respect to a public offering of securities of the Company.

7.4	Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of any Holder under this Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

7.5	Underwriting in Demand Registration.

(a)	Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1 or 7.2 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting. In such event, the Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the “Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

(b)	Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c)	Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for the underwriting by Holders of a majority of the Registrable Securities being Registered by the Initiating Holders who shall be reasonably acceptable to the Company.

(d)	Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all selling Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(d) shall be included in that Registration Statement.

(e)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that Person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7.6	Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions in the United States of America, Europe, Hong Kong and Singapore as shall be appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Shareholders, the expenses shall be payable pro rata by the selling Shareholders.

7.7	Other Registration Rights. Each Warrantor hereby jointly and severally represents and warrants to the Investors that the Company has not granted any rights to any Shareholder or other Person with respect to the Registration of securities of the Company (other than any such rights which are superseded by the rights granted under this Agreement). Without the prior written consent of Holders of at least a majority of the Registrable Securities, the Company covenants and agrees that it shall not hereafter grant any Person any rights with respect to the Registration of securities of the Company which are on a parity with or superior to the rights granted hereunder.

8.	Piggyback Registration.

8.1	Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than Holders exercising their demand rights pursuant to Section 7 of this Agreement)) (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only securities being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall: (a) at least 30 days prior to any such Registration, give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 30 days after delivery of the written notice from the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration.

8.2	Underwriting in Piggyback Registration.

(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b)	Marketing Limitation in Piggyback Registration. In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

(i)	in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 25 percent of the securities requested by such Holders to be included in the Registration.

(c)	Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:

(i)	first, to the Company, to the extent it is offering shares for its own account; and

(ii)	next, to Holders requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) then held by such Holders respectively; and

(iii)	next, to holders of other securities of the Company requesting inclusion of such securities in the offering, in proportion, as nearly as practicable to the respective amounts of securities then held by such other holders respectively.

For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to less than 25 percent of the aggregate securities requested by Holders to be included in the Registration without the prior consent of at least a majority of the Holders who have requested their Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)	Not Demand Registration. Registration pursuant to this Section 8 shall not be deemed to be a demand Registration as described in Section 7 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities pursuant to this Section 8.

9. Expenses of Registration. All Registration Expenses incurred in connection with Registrations pursuant to Sections 7.1, 7.2 and 8 shall be borne by the Company, and the Company shall bear the fees of a single counsel for the selling Shareholders in the Registrations. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one corresponding Registration pursuant to Section 7 provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 7.1. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

10. Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 7 and 8 and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder on the date five years after a Qualified IPO or the Company’s initial public offering of securities pursuant to a Registration Statement, or with respect to each Holder, if that Holder is eligible to sell all of that Holder’s Registrable Securities under Rule 144 within any three-month period without volume limitations, or with respect to each Holder’s right with respect to Registration of Registrable Securities in any jurisdiction other than the United States, if that Holder is eligible to sell all of its Registrable Securities under a provision of that jurisdiction’s securities laws comparable to Rule 144.

11. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall as expeditiously as practicable:

(a)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 180 days, or if earlier, until the distribution contemplated by the Registration has been completed;

(b)	Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)	Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)	Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

(e)	Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Shareholders, those expenses shall be payable pro rata by selling Shareholders;

(f)	Appoint a qualified independent underwriter, if necessary under the circumstances or if requested by Holders representing more than 50 percent of the Registrable Securities in any Registration made pursuant to the terms hereof;

(g)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(h)	Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i)	Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(j)	Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a “comfort” letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and satisfactory to a majority in interests of the Holders requesting Registration, addressed to the underwriters, if any, and to Holders requesting Registration of Registrable Securities.

(k)	Take all action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.

12. Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.

13. Indemnification.

13.1	Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each Person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action.

13.2	Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 13.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 13.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

13.3	Condition to Indemnity. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

13.4	Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 13.

13.5	Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

13.6	Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be (i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

13.7	Survival of Obligations. Subject to Section 13.6, the obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

14.	Lock-Up or Market Standoff. Each Holder and Founder acknowledges that the Underwriter’s Representative (if any), in connection with a registration relating to the Company’s initial public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under Rule 145), may request the Shareholders enter into a lockup or market standoff agreement in customary form (subject to the following conditions) pursuant to which the Shareholders agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company without the prior written consent of the Underwriter’s Representative for up to 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred). The obligations of each Holder under this Section 14 shall be conditioned upon the following:

(a)	the lockup or market standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such Registration Statement;

(b)	all Key Holders, directors or officers of any Group Company, and holders of one percent or more of any class of securities of the Company are bound by substantially identical restrictions, and that neither the Company nor the Underwriter’s Representative will release any such Key Holders, directors or officers of any Group Company, and holders of one percent or more of any class of securities from the lock-up without first releasing the Holders; (c) the lockup or market standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the Underwriter’s Representative shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any director or officer of any Group Company, or holder of one percent or more of any class of securities of the Company subject to such restrictions; (d) the lockup or market standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or market standoff agreement substantively identical to that executed by the transferring Holder; and (e) to the extent permitted by applicable law and regulation, the Underwriter’s Representative and the Company permit the holders of Preferred Shares to sell their Shares in an amount representing up to 20 percent of the Shares or other securities to be sold in such public offering.

15.	No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares. Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in lieu of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of Registrable Securities covered by any request for Registration made under Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based “safe harbor” without unreasonable legal risk or uncertainty; or (b) in the opinion of counsel retained by the Company concurred in by counsel for the Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.

16.	Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 16 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.

17.	Legend; Stop Transfer Instructions.

17.1	Legend. Each certificate representing shares or securities of the Company now or hereafter owned by the Ordinary Shareholders, the Investors and any transferee of such shares and securities and the members register of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

17.2	Stop Transfer Instructions. The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 17.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement.

18.	Meetings of Shareholders.

18.1	Meetings of the Shareholders shall be held at least once every 12 calendar months and, subject to Sections 19.1 and 19.2, any matter arising at any meeting of the Shareholders shall be decided by votes of two-thirds(2/3) of all the issued and outstanding Ordinary Shares of the Company (with issued and outstanding Preferred Shares counted as issued and outstanding Ordinary Shares on an as-converted basis) voting in favor of such matter and the quorum necessary for the transaction of business at a meeting of the Shareholders shall be at least three Shareholders, including the Series A Investor, at least one Series B Investor and CBC, present in person or by proxy together holding not less than 50 percent of all the issued and outstanding Ordinary Shares of the Company (with issued and outstanding Preferred Shares counted as issued and outstanding Ordinary Shares on an as-converted basis).

18.2	If, within one hour from the time of the meeting specified in the notice given pursuant to Section 18.3, the quorum specified in Section 18.1 is still not present, the meeting shall stand adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, those Shareholders present, provided that there are at least three Shareholders, present in person or by proxy shall be deemed a quorum and may, subject to Sections 19.1 and 19.2, transact the business for which the adjourned meeting was originally convened. The Parties acknowledge that the quorum provisions in this Section 18.2 may be modified or amended in connection with subsequent equity financings of the Company to the extent agreed with investors in such subsequent financings and the Shareholders.

18.3	At least 14 days’ written notice of any meeting of the Shareholders shall be given to each member of the Company by the Board unless all Shareholders approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail, the Shareholders shall not decide upon it, unless all Shareholders agree in writing.

18.4	Any member of the Company may participate in any meeting of the Shareholders by telephone, video conferencing or other means by which all participants may speak and hear each other, and any Shareholder so participating shall be deemed to be present in person at such meeting.

18.5	A resolution in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at meetings of the Shareholders shall be as valid and effective as if the same had been passed at a meeting of the Shareholders duly convened and held.

19.	Covenants.

19.1	Matters Requiring Investor Consent. So long as the Investors hold any of the Company’s issued Ordinary Share Equivalents, no Group Company shall effect or otherwise consummate, and none of the Warrantors shall act or fail to act in such a manner as to cause or permit any Group Company to effect or otherwise consummate any of the following without first obtaining Investor Consent:

(a)	Amend or modify the Memorandum and Articles, or the constitutional documents of any other Group Company.

(b)	Authorize or issue any securities that have rights, preferences or privileges equal or superior to any class of Preferred Shares as to voting rights, dividends, liquidation rights, conversion rights, rights to appoint directors, redemption rights, adjustments for dilutive events or otherwise howsoever, or authorize or issue any debt securities.

(c)	Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption of Preferred Shares in accordance with their respective terms, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by an Investor Supermajority, (C) issuances of Ordinary Shares upon conversion of Preferred Shares or other outstanding convertible securities, the issuance of which were approved by an Investor Supermajority, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by an Investor Supermajority.

(d)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise.

(e)	Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme.

(f)	Amend the accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual accounts or budgets of any Group Company.

(g)	Appoint or change the auditors of any Group Company.

(h)	Appoint or remove or change the terms of appointment of any chairman, president, vice president, chief executive officer, chief financial officer, chief operating officer or chief technology officer (or any individual performing the responsibilities of the foregoing officers) of any Group Company.

(i)	Acquire any investment or incur any commitment for investment in excess of US$250,000 (or its equivalent in other currencies) in respect of any single transaction, or in excess of US$500,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company, acquire any share capital or other securities of any body corporate, establish any new Subsidiary or other body corporate, or enter into any joint venture or partnership.

(j)	Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(k)	Borrow any money or obtain any financial facilities in excess of RMB1,000,000 (or its equivalent in other currencies) at any time in any financial year, or provide any guarantee, indemnity or security for or in connection therewith.

(l)	Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions approved pursuant to paragraph (k) above.

(m)	Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company with a value of US$5,000 or more.

(n)	Dispose of or dilute the Company’s direct or indirect interest in any other Group Company.

(o)	Cease to conduct or carry on the business of any Group Company substantially as now conducted or change any part of its business activities.

(p)	Sell or dispose of all or substantially all of the goodwill or assets of any Group Company.

(q)	Pass any resolution for the winding up or dissolution of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(r)	Approve any transfer of shares or interests in any Group Company (excluding the Company).

(s)	Approve or take any substantive action with respect to the timing, terms or circumstances of any proposed public offering (including any initial public offering) by any Group Company or the Listco of any equity interest therein or any securities thereof, including without prejudice to the generality of the foregoing the determination of the price of the shares or securities sold in such offering, the venue of listing in connection with such offering and the engagement of Listco’s advisors for such offering.

(t)	Adopt or amend any internal financial management procedures and controls and authorization policies of any Group Company.

(u)	Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures or any injunction; further provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures irrespective of its nature or size.

(v)	Increase or reduce the maximum number of Directors on the Board or the composition of the Board as provided in this Agreement.

(w)	Make any capital expenditures in excess of RMB2,000,000 in aggregate in any financial year, unless approved in the budget adopted by the Board.

(x)	Approve the Company’s annual business plan.

(y)	Engage in any business activity other than those set forth in the Company’s annual business plan.

(z)	Enter into any transaction with an Affiliate of any Group Company.

19.2	Matters Requiring Series C Investor Consent. So long as the Series C Investors hold any of the Company’s issued Ordinary Share Equivalents, no Group Company shall effect or otherwise consummate, and none of the Warrantors shall act or fail to act in such a manner as to cause or permit any Group Company to effect or otherwise consummate any of the following without first obtaining the prior written consent of holders of at least two thirds of Ordinary Share Equivalents (on an as-if-converted basis) held by the Series C Investors (“Series C Investor Consent”):

(a)	Amend or modify the Memorandum and Articles , or the constitutional documents of any other Group Company in a manner that materially and adversely affects the rights of any Series C Investor.

(b)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise if at the time of such distribution the amount of cash that the Company holds is less than US$26 million.

(c)	Sell or issue any securities of the Company if based on such sale or issuance the value of the Ordinary Share or Preferred Shares (on an as-if-converted basis) is less than US$2.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits and the like).

(d)	Effect any initial public offering by any Group Company or the Listco of any equity interest therein or any securities thereof unless such initial public offering is a Qualified IPO.

(e)	Effect a Sale of the Company in which the Company’s valuation is less than US$300 million.

(f)	Enter into any other transaction involving a sale of equity interests in any Group Company (excluding a sale of Shares in the Company by an Investor) or effect a merger, consolidation or other business combination of any Group Company, if based on such transaction the value of the Ordinary Share or Preferred Shares (on an as-if-converted basis) is less than US$2.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits and the like).

19.3	Protection of Reserved Matters. Each of the Warrantors jointly and severally undertakes to each Investor that it shall exercise all its rights and powers in relation to the Company and the Group Companies so as to procure that, subject to applicable law, no resolutions to approve, authorize and ratify any of the matters specified in Sections 19.1 and 19.2 (the “Reserved Matters”) shall be considered or passed or effected at any meeting of Shareholders or otherwise, without first obtaining Investor Consent, or Series C Investor Consent, as the case may be.

19.4	Control of Directly Owned Subsidiaries. The Company will exercise or refrain from exercising any voting rights or other powers of Control which it may have in or over any of its directly owned Subsidiaries (each a “Directly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 or 19.2 will be taken by any such Directly Owned Subsidiary without the same prior approval as required under Section 19.1 or 19.2, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Directly Owned Subsidiary is organized. For this purpose, references in Sections 19.1 and 19.2 to the Company shall be construed as references to such Directly Owned Subsidiary.

19.5	Control of Indirectly Owned Subsidiaries. The Company will cause each of its Directly Owned Subsidiaries to exercise or refrain from exercising any voting rights or other powers of Control (whether direct or indirect) which it may have in or over any company which is a Subsidiary of any Directly Owned Subsidiary (each an “Indirectly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 or 19.2 will be taken by such Indirectly Owned Subsidiary without the same prior approval as required under Section 19.1 or 19.2, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Indirectly Owned Subsidiary is organized. For this purpose, references in Sections 19.1 and 19.2 to the Company shall be construed as references to such Indirectly Owned Subsidiary.

19.6	Obtaining a Qualified IPO or an Approved Sale. The Company and the Key Holders undertake to the Investors, jointly and severally, to use their best endeavors to cause within 60 months from June 8, 2010:

(a)	a Qualified IPO; or

(b)	an Approved Sale.

19.7	Investors’ Right to Participate in Underwritten Public Offering. If Shares or other securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Key Holder, any Shareholder or any holder of other securities of the Company, each holder of Preferred Shares shall have the right to include a pro-rata number of its Shares (based on the number of shares (on an as-if-converted basis) then held by such holder of Preferred Shares and other Shareholders selling in the offering) in the offering on terms and conditions no less favorable to the holders of Preferred Shares than to any other Person selling Shares or other securities in the offering.

19.8	Hong Kong Listing. Without limiting the generality of any other provisions of this Agreement, in the event of a listing of securities of the Company or the Listco on a securities exchange in Hong Kong (“HK Listing”):

(a)	The choice of the relevant securities exchange as the venue for the HK Listing, and the choice of the sponsor and managers with respect to the HK Listing, shall in each case be subject to Sections 19.1 and 19.2.

(b)	Each Investor may, at its discretion, participate in any meeting that is material to the HK Listing where the Company or its representatives are represented.

(c)	All expenses incurred in connection with the sale of any Registrable Securities (including reasonable fees and disbursements of a single counsel for the Investors) shall be borne by the Company.

(d)	At the written request of the Initiating Holders, the Company shall use its best efforts to effect a HK Listing on terms approved by the Investor Supermajority.

19.9	Non-Competition.

(a)	Each Key Holder undertakes to each of the Investors that for as long as he has any direct or indirect interest in any Group Company or is employed by a Group Company and for a period of 36 months after he ceases to be employed by a Group Company, he will not, without the prior written consent of an Investor Supermajority:

(i)	in the territory of PRC, the Hong Kong SAR, the Macau SAR and Taiwan either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the Business;

(ii)	either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any Person, firm, company or organization who is or shall at any time within 36 months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iii)	either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within 36 months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment; and

(iv)	neither he nor any of his Affiliates will at any time hereafter, in relation to any trade, business or company use any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates or otherwise by any Person with which he is connected.

(b)	Each and every obligation under clause (a) of this Section 19.7 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(c)	The Parties agree that having regard to all the circumstances, the restrictive covenants contained in clause (a) of this Section 19.7 are reasonable and necessary for the protection of the Group and the Shareholders, and further agree that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Key Holders. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Group or the Shareholders, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

19.10	Nomination of Certain Officers. The Investors may nominate the chairman, president, vice president, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer (or any individual performing the responsibilities of the foregoing officers),to the extent not previously appointed, or to replace any individual retiring or resigning from such appointments, for appointment by the Board or the boards of directors of other members of the Group, as the case may be.

19.11	Payment of Service Fees to the WFOEs. The Warrantors hereby undertake and guarantee that with respect to the Services Agreements and other similar agreements which may from time to time be entered into between the WFOEs and the Operating Companies, the total amount of service fees and license fees payable by each Operating Company to the relevant WFOE per year shall be governed by certain applicable exclusive services agreement by and between such Operating Company and the relevant WFOE.

19.12	Series A Conversion Price, Series B Conversion Price and Series C Conversion Prices. Each of the Company and the Series A Investor hereby confirms that as of the date of this Agreement the Series A Conversion Price (as defined in the Memorandum and Articles) is US$0.0560 per share. Each of the Company and the Series B Investors hereby confirms that as of the date of this Agreement the Series B Conversion Price (as defined in the Memorandum and Articles) is US$0.2800 per share. Each of the Company and Series C-1 investors hereby confirms that as of the date of this Agreement, the Series C-1 Conversion Price is US$0.8826. Each of the Company and Series C-2 investors hereby confirms that as of the date of this Agreement, the Series C-2 Conversion Price is US$0.6178. Each of the Company and Series C-1 investors hereby confirms that as of the date of this Agreement, the Series C-1 Conversion Price is US1.059.

20.	Establishment of Compensation Committee. The composition of the Compensation Committee of the Board shall consist of the Series A Representative, the JAFCO Representative, the WI Harper Representative, the CBC Representative and at least one (1) Director appointed by the Ordinary Shareholders. The Compensation Committee shall have such powers and authorities as the Board shall delegate to it.

21.	Purchase of Equity of Operating Companies.

(a)	Each member of the Core Management hereby jointly and severally undertakes (i) to donate, or cause the other member of the Core Management or any other shareholder of the Operating Companies (each a “Domestic Shareholder”) to donate to the Company or the WFOEs, within five Business Days of receipt thereof, any consideration received by any Domestic Shareholder in connection with any exercise of the Company’s or WFOEs’ rights to acquire any equity interest in any Operating Company. In the event any Domestic Shareholder fails to donate to the Company or the WFOEs any such consideration received by it, the Company shall immediately notify the Investors of such default in writing and each Investor shall have the pro rata right (the “Transfer Option”) to purchase from the Core Management such aggregate number of Ordinary Shares as is equivalent in fair market value (determined in good faith by the Board) to the amount that the defaulting Domestic Shareholder has failed to donate as aforesaid plus any expenses incurred by the Investors in connection with exercising or enforcing their rights hereunder.

(b)	Each Investor may exercise its rights under this Section 21 by giving written notice (the “Purchase Notice”) to the relevant Domestic Shareholder, with a copy to the Company and the other Investors, within 20 Business Days after receipt of a notice from the Company that a Domestic Shareholder has failed to make a donation as specified in paragraph (a) above. Each Warrantor shall take, and shall cause each other Warrantor to take all actions necessary to cause the transfer of the relevant Ordinary Shares as provided in this Section 21, free of any Encumbrances of any kind, to the relevant Investor within 20 Business Days after the delivery of its Purchase Notice. The Investors may purchase any Ordinary Shares otherwise available pursuant to the Transfer Option not purchased by any other Investor, failing which the Company may at its option purchase any such remaining Ordinary Shares at their par value.

22.	Waiver of any Prior Pre-Emptive Right. Each Ordinary Shareholder, the Series A Investor, each Series B Investor and each Series C Investor hereby unconditionally and irrevocably waive any pre-emptive rights with respect to Company’s issuance of 3,452,400 Ordinary Shares to C-Cycle and Freedom’s transfer of 595,200 Ordinary Shares to C-Cycle, and any right to seek remedies, damages, indemnification or specific performance against any Group Company in connection therewith, whether under the previous shareholders’ agreement or otherwise.

23.	Miscellaneous.

23.1	Governing Law. Sections 7 through 16 of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction. All other provisions of this Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, excluding those laws that direct the application of the laws of another jurisdiction.

23.2	Effective Date. This Agreement shall become effective concurrently with consummation of transactions set forth in the Recital E hereof, provided that notwithstanding anything to the contrary herein Section 22 shall have immediate effect.

23.3	Termination and Waiver of Previous Shareholders’ Agreement. Upon the effectiveness of this Agreement, the Amended SHA, as amended from time to time, shall terminate and be of no further force and effect and the parties thereto expressly waive all claims thereunder.

23.4	Dispute Resolution.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be one arbitrator. The arbitrator shall be jointly appointed by the disputing parties or, failing which the Secretary-General of the Centre shall appoint the arbitrator.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration.

(d)	In the course of arbitration, the Parties shall continue to implement the terms of this Agreement except (as between the disputing parties) for the matters under arbitration.

(e)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)	Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

23.5	Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

23.6	Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

23.7	Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when printed confirmation sheet verifying successful transmission of the facsimile is generated by the sender’s machine, when sent by facsimile at the number set forth below (or hereafter amended by subsequent notice to the parties hereto); (c) five Business Days after deposit in the mail as certified mail, receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To:	Any of the Warrantors

c/o GO Innovation Inc.

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

Tel: (+86 20) 6681-5066

Attention: Chief Executive Officer

To:	CBC

CBC Mobile Venture Limited

c/o CBC Capital

Ju Fu Dian, Ritan Park

Beijing 100020, China

Tel: +8610 8563-5888

Fax: +8610 8563-5678

Attention: Mr. Zhang Ying

To:

JAFCO

JAFCO Asia Technology Fund III

c/o JAFCO Investment (Asia Pacific) Ltd

10 Marina Boulevard, #33-05,

Marina Bay Financial Centre Tower Two,

Singapore 018983

Attention: The President

Fax: +65 6221 3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd

Shanghai Representative Office

Suite 42-021, 42/F, Hang Seng Bank Tower,

1000 Lujiazui Ring Road

Pudong New Area,

Shanghai 200120, China

Attention: Chief Representative

Fax: +8621 6841 3800

To:

IDG

c/o IDG Capital Management (HK) Ltd.

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: +852 2529-1619

With a copy to:

Room 616, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Mr. Xiaobing Yin/Ms. Bin Li

Fax: +8610 8512-0225

To:

WI Harper

WI Harper INC Fund VI Ltd

806 IBM Tower, Pacific Century Place

A2 Gongti Beilu, Chaoyang District

Beijing 100027, P. R. China

Tel: +8610 6539-1366 ext. 805

Fax: +8610 6539-1367

Email: david.zhang@wiharper.com.cn

Attention: Mr. David Zhang, Managing Director

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 23.7 by giving the other parties written notice of the new address in the manner set forth above.

23.8	Amendment of Agreement. This Agreement may be amended at any time by a written instrument signed by: (i) the Company, (ii) holders of a majority of the Ordinary Shares then issued and outstanding, (iii) the Series A Investor, (iv) holders of a majority of Series B Preferred Shares then issued and outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series B Preferred Shares, and (v) holders of a majority of Series C Preferred Shares then issued and outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series C Preferred Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

23.9	Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

23.10	Entire Agreement; Successors and Assigns. Except as specifically referenced in this Agreement, this Agreement, together with all Exhibits to this Agreement, constitute the entire contract among the Parties with respect to the subject matter of this Agreement. Any prior or contemporaneous agreement, discussion, understanding, or correspondence among the parties (including any prior representations or warranties given by the Parties) regarding the subject matter of this Agreement is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the Parties to this Agreement.

23.11	Conflict with Charter Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Memorandum and Articles or other constitutional documents, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

23.12	Assignability. Subject to Section 5, (a) no Group Company or Ordinary Shareholder (other than an Investor) may assign any of its rights or obligations under this Agreement without the express prior written consent of all other Parties, and (b) any Investor may assign any of its rights or obligations under this Agreement only to a transferee of its Shares made in compliance with or permitted under this Agreement, conditioned upon signing the Adherence Deed, without consent from any other Party.

23.13	Termination. The provisions of this Agreement, save for Sections 1, 2.2(b), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 21 and 24 and other provisions that by their express terms survive termination, shall terminate and cease to have effect on the earliest date of which (a) a Qualified IPO is consummated, or (b) this Agreement is terminated by operation of law or by mutual agreement of the Parties; provided, however, that upon the transfer by any Shareholder of all Shares owned by it in accordance with the provisions of this Agreement, such Shareholder shall automatically cease to be a Party hereunder and shall have no further rights or obligations hereunder other than with respect to Section 24, and further provided that any termination pursuant hereto shall be without prejudice to any accrued rights and liabilities of the Parties.

23.14	Exercise of JAFCO Rights. Any rights of JAFCO under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other parties that such notice which is given under this Section 23.14 has been revoked.

23.15	Several Liability of Holders of Preferred Shares. Each holder of Preferred Shares shall be severally (and not jointly and severally or jointly with any other Person) liable for its own obligations under this Agreement.

24.	Confidentiality and Announcements.

24.1	Disclosure of Terms. Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Each Investor agrees with the Company that such Investor will keep confidential and will not disclose or divulge, any information which such Investor obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and such Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor’s release of the information.

24.2	Press Releases. No announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor’s prior written consent, which consent may be withheld at such Investor’s sole discretion.

24.3	Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary:

(a)	the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b)	each Investor (and its fund manager) may, without disclosing the identities of the other Investors or the Terms of their respective investments in the Company without their or the Company’s consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent). If it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

(c)	each Investor shall have the right to disclose:

(i)	any information to such Investor’s Affiliates, such Investor’s and/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, its fund manager, shareholder, investor, bona fide potential investor, counsel or advisor, or employee of such Investor and/or its Affiliate; provided, however, that any such person shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

(ii)	any information for fund and inter-fund reporting purposes;

(iii)	any information as required by law, government authorities, exchanges and/or regulatory bodies;

(iv)	any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company; and

(v)	any information contained in press releases or public announcements of the Company pursuant to Section 24.2 above.

(d)	the confidentiality obligations set out in this Section 24 do not apply to:

(i)	information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 24 or (ii) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant party;

(ii)	information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(e)	information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 24.3.

24.4	Key Holders’ Obligations. The Key Holders, jointly and severally, shall cause the observance of this Section 24 by each Group Company, shall allow access to Confidential Information only to directors, officers and employees of the Group Companies whose duties require them to possess such Confidential Information, and shall take all reasonable steps to minimize the risk of disclosure of Confidential Information.

24.5	Use of JAFCO Name. Notwithstanding any contrary provisions in this Section 24, but except as provided in this Section 24.5, none of the Parties, including the Company, shall use the name or logo of JAFCO or refer to JAFCO, directly or indirectly, in connection with JAFCO’s relationship, agreements or arrangements with the Company in any advertisement, press release, professional or trade publication, or in any other manner, except (a) as may be required by law (including, without limitation, any rule or regulation of the U.S. Securities and Exchange Commission or any other regulatory authority), (b) on a confidential basis to potential financing sources or acquirers of the Company but only as to the fact of JAFCO’s equity investment in the Company, or (c) with JAFCO’s prior written consent, which may be withheld in JAFCO’s reasonable discretion. If any Party believes public disclosure of JAFCO’s relationship, agreements or arrangements with the Company is required by law, such Party shall at a reasonable time before making any such disclosure (including, without limitation, filing any document with the U.S. Securities and Exchange Commission, or any other regulatory authority, which contains a reference to JAFCO), consult with JAFCO regarding such disclosure, permit JAFCO to review such disclosure not less than ten business days prior to the proposed disclosure or filing, revise such disclosure or filing as reasonably requested by JAFCO, and if available, seek confidential treatment for such portions of such disclosure as may be reasonably requested by JAFCO.

24.6	Entire Agreement Concerning Confidentiality. This Section 24 constitutes the entire agreement between the parties as to the matter of confidentiality and supersedes the separate nondisclosure agreements executed by the Company with the Investors (and/or their Affiliates) with respect to the transactions contemplated herein.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Amended and Restated Shareholders’ Agreement as of the date first written above.

GO INNOVATION INC.

By:	/s/ Deng Yuqiang

Name: Title:

JIUBANG COMPUTER TECHNOLOGY (GUANGZHOU) CO., LTD. (久邦计算机技术（广州）有限公司)		GUANGZHOU JIUBANG DIGITAL TECHNOLOGY CO., LTD. (广州市久邦数码科技有限公司)

By:	/s/ Deng Yuqiang (Company Seal)	By:	/s/ Deng Yuqiang (Company Seal)

Name: Title:		Name: Title:

GUANGZHOU SANJU ADVERTISING AND MEDIAL CO., LTD. (广州市三聚广告传媒有限公司)		XMEDIA TECHNOLOGIES LTD

By:	/s/ Deng Yuqiang (Company Seal)	By:	/s/ Deng Yuqiang (Company Seal)

Name: Title:		Name: Title:

XMEDIA TECHNOLOGIES LIMITED (織炫媒體科技有限公司)		BEIJING XMEDIA TECHNOLOGY CO., LTD. (北京纤炫媒体科技有限公司)

By:	/s/ Deng Yuqiang	By:	/s/ Deng Yuqiang

Name: Title:	Name: Title:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Amended and Restated Shareholders’ Agreement as of the date first written above.

/s/ Deng Yuqiang		/s/ Zhang Xiangdong
DENG YUQIANG (邓裕强)		ZHANG XIANGDONG (张向东)

Freedom First Holdings Limited		Hamamelis Holdings Limited

By:	/s/ Deng Yuqiang	By:	/s/ Zhang Xiangdong
Name:	DENG YUQIANG	Name:	ZHANG XIANGDONG
Title:	Director	Title:	Director

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Amended and Restated Shareholders’ Agreement as of the date first written above.

C-Cycle Limited

/s/ Chang Yingming	By:	/s/ Chang Yingming
CHANG YINGMING (常映明)	Name:	CHANG YINGMING
	Title:	Director

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Amended and Restated Shareholders’ Agreement as of the date first written above.

JAFCO ASIA TECHNOLOGY FUND III		IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Fumito Takashima	By:	/s/ Chi Sing Ho
Name: Title:	Fumito Takashima Attorney	Name: Title:	Chi Sing Ho Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P.		IDG-ACCEL CHINA INVESTORS L.P.

By:	/s/ Chi Sing Ho	By:	/s/ Chi Sing Ho
Name: Title:	Chi Sing Ho Authorized Signatory	Name: Title:	Chi Sing Ho Authorized Signatory

WI HARPER INC FUND VI LTD		CBC MOBILE VENTURE LIMITED

By:	/s/ Zhang David Ying	By:	/s/ Suning Tian
Name: Title:		Name: Title:

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

By:	/s/ Chi Sing Ho
Name: Title:	Chi Sing Ho Authorized Signatory

[Signature Page to Second Amended and Restated Shareholders Agreement]

EXHIBIT A

FORM OF INDEMNIFICATION AGREEMENT

[ATTACHED]

EXHIBIT B

ADHERENCE DEED

THIS ADHERENCE DEED is made the                     day of

by [__], a company incorporated in [__] with registered number [__] whose registered office is at [__] (“New Shareholder”)

RECITALS

A. On [ ], 2013, the shareholders of GO Innovation Inc. (the “Company”), the Company and certain other parties thereto entered into a second amended and restated shareholders’ agreement (the “Shareholders’ Agreement”), to which the substantial form of this Adherence Deed forms Exhibit B.

B. The New Shareholder is the intended transferee of […] [Ordinary Shares]/[Series A Preferred Shares]/[Series B Preferred Shares]/ [Series C Preferred Shares] of par value […] each (“Transferred Shares”) in the capital of the Company from […] (“Transferor”) and in accordance with Section [5.8]/[17] of the Shareholders’ Agreement is executing this Deed.

THIS DEED WITNESSES as follows:

1. Interpretation. Capitalized terms not otherwise defined in this Deed shall have the meanings given to then in the Shareholders’ Agreement.

2. Covenant; Enforceability. The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders’ Agreement, as if the New Shareholder had been an original party to the Shareholders’ Agreement in the same capacity as the Transferor; provided, however, that the New Shareholder shall not have the benefit of any rights of the Transferor under the Shareholders’ Agreement which are expressed to be non-transferable by the terms thereof. The existing Shareholders shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder.

3. Governing Law. This Adherence Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong law.

IN WITNESS WHEREOF this Adherence Deed has been executed [as a deed] by the New Shareholder on the date set forth above.

[NEW SHAREHOLDER]	)
in the presence of:	)

SUNGY MOBILE LIMITED

SUPPLEMENTAL AGREEMENT TO

THE SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This Supplemental Agreement to the Second Amended and Restated Shareholders’ Agreement (this “Supplemental Agreement”) is made as of October 8, 2013, by and among:

1.	Sungy Mobile Limited (formerly known as Sungy Data Ltd., organized under the laws of the British Virgin Islands, GO Innovation Inc. and GODV Technology Limited), an international business company incorporated under the laws of the Cayman Islands (the “Company”);

2.	Jiubang Computer Technology (Guangzhou) Co., Ltd. , a wholly foreign-owned enterprise registered as a limited liability company in Guangzhou, Guangdong Province, PRC (“Jiubang Computer”);

3.	Guangzhou Jiubang Digital Technology Co., Ltd. , a limited liability company registered in Guangzhou, Guangdong Province, PRC (“Jiubang Digital”);

4.	Guangzhou Sanju Advertising and Medial Co., Ltd. , a limited liability company registered in Guangzhou, Guangdong Province, PRC (“Sanju Advertising”);

5.	XMedia Technologies Ltd, an exempted limited liability company organized under the laws of the Cayman Islands (“XMedia Cayman”);

6.	XMedia Technologies Limited , a limited liability company organized under the laws of Hong Kong (“XMedia HK”);

7.	Beijing XMedia Technology Co., Ltd. , a limited liability company registered in Beijing, PRC (“XMedia Beijing”);

8.	Deng Yuqiang (“Deng Yuqiang”);

9.	Zhang Xiangdong (“Zhang Xiangdong,” together with Deng Yuqiang, the “Founders,” and each a “Founder”);

10.	Chang Yingming (“Chang Yingming”, together with the Founders, the “Core Management”)

11.	JAFCO Asia Technology Fund III, an exempted company incorporated under the laws of the Cayman Islands (“JAFCO”);

12.	IDG-Accel China Growth Fund L.P., a Cayman limited partnership (“IDG1”);

13.	IDG-Accel China Growth Fund-A L.P., a Cayman limited partnership (“IDG2”);

14.	IDG-Accel China Investors L.P., a Cayman limited partnership (“IDG3”, and together with IDG1 and IDG2, collectively “IDG”);

15.	WI Harper INC Fund VI Ltd, an exempted company incorporated under the laws of the Cayman Islands (“WI Harper”);

16.	IDG Technology Venture Investment III, L.P., a Delaware limited partnership (the “Series A Investor”);

17.	CBC Mobile Venture Limited, a company incorporated under the laws of the British Virgin Islands (“CBC”);

18.	Hamamelis Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Hamamelis”);

19.	Freedom First Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Freedom”); and

20.	C-Cycle Limited, a company incorporated under the laws of the British Virgin Islands (“C-Cycle” and, together with Hamamelis and Freedom, collectively “Management Holdcos” and each a “Management Holdco”)

(the foregoing parties collectively, the “Parties”, and each a “Party”).

RECITALS

A.	The Parties entered into a Second Amended and Restated Shareholders’ Agreement on September 1, 2013 (the “Second Amended and Restated Shareholders’ Agreement”) and the name of the Company at that time was “GO Innovation Inc.”

B.	On October 8, 2013, the shareholders of the Company passed resolutions to change the name of the Company to Sungy Mobile Limited.

C.	The Parties desire to enter into this Supplemental Agreement to reflect the change of the Company’s name.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	All references to “GO Innovation Inc.” and the “Company” in the Second Amended and Restated Shareholders’ Agreement shall refer to “Sungy Mobile Limited.”

2.	This Supplemental Amendment shall constitute an integral part of the Second Amended and Restated Shareholders’ Agreement and shall have the same full force and effect as all other provisions therein.

3.	This Supplemental Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, excluding those laws that direct the application of the laws of another jurisdiction.

4.	This Supplemental Amendment shall become effective upon the execution hereof by all parties.

5.	Except as expressly set forth herein, this Supplemental Amendment shall not by implication or otherwise alter, modify, amend or in any way affect or constitute a waiver of any of the terms, conditions, obligations, covenants or agreements contained in the Second Amended and Restated Shareholders’ Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

6.	For the convenience of the parties and to facilitate execution, this Supplemental Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and such counterparts may be delivered by facsimile or electronic mail.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Agreement have executed this Supplemental Agreement as of the date first written above.

SUNGY MOBILE LIMITED

By:	/s/ Deng Yuqiang
Name:
Title:

JIUBANG COMPUTER TECHNOLOGY (GUANGZHOU) CO., LTD.		GUANGZHOU JIUBANG DIGITAL TECHNOLOGY CO., LTD.

By:	/s/ Deng Yuqiang (company seal)	By:	/s/ Deng Yuqiang (company seal)
Name:		Name:
Title:		Title:

GUANGZHOU SANJU ADVERTISING AND MEDIAL CO., LTD.		XMEDIA TECHNOLOGIES LTD

By:	/s/ Deng Yuqiang (company seal)	By:	/s/ Deng Yuqiang
Name:		Name:
Title:		Title:

XMEDIA TECHNOLOGIES LIMITED		BEIJING XMEDIA TECHNOLOGY CO., LTD.

By:	/s/ Deng Yuqiang	By:	/s/ Deng Yuqiang
Name:		Name:
Title:		Title:

IN WITNESS WHEREOF, the parties to this Supplemental Agreement have executed this Supplemental Agreement as of the date first written above.

/s/ Deng Yuqiang		/s/ Zhang Xiangdong
DENG YUQIANG		ZHANG XIANGDONG

Freedom First Holdings Limited		Hamamelis Holdings Limited

By:	/s/ Deng Yuqiang	By:	/s/ Zhang Xiangdong
Name: DENG YUQIANG		Name: ZHANG XIANGDONG
Title: Director		Title: Director

ii

IN WITNESS WHEREOF, the parties to this Supplemental Agreement have executed this Supplemental Agreement as of the date first written above.

C-Cycle Limited

/s/ Chang Yingming	By:	/s/ Chang Yingming
CHANG YINGMING	Name: CHANG YINGMING
Title: Director

iii

IN WITNESS WHEREOF, the parties to this Supplemental Agreement have executed this Supplemental Agreement as of the date first written above.

JAFCO ASIA TECHNOLOGY FUND III		IDG-ACCEL CHINA GROWTH FUND L.P.

By:	/s/ Fumito Takashima	By:	/s/ Chi Sing Ho
Name: Fumito Takashima		Name: Chi Sing Ho
Title: Attorney		Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P.		IDG-ACCEL CHINA INVESTORS L.P.

By:	/s/ Chi Sing Ho	By:	/s/ Chi Sing Ho
Name: Chi Sing Ho		Name: Chi Sing Ho
Title: Authorized Signatory		Title: Authorized Signatory

WI HARPER INC FUND VI LTD		CBC MOBILE VENTURE LIMITED

By:	/s/ Zhang David Ying	By:	/s/ Suning Tian
Name:		Name:
Title:		Title:

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

By:	/s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

iv